UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

AAA Distribution
Athene Holding Ltd. (the “Company” or “Athene”) has been informed that on June 6, 2017, AP Alternative Assets, L.P. (“AAA”) announced that the contingency to the previously-announced conditional distribution of common shares of the Company (“Athene Shares”) was satisfied and the distribution of Athene Shares to AAA unitholders (the "AAA Distribution") occurred in connection with the pricing on June 6, 2017 of the Company’s offering of Athene Shares, as contemplated by the Company’s Registration Statement on Form S-1 (File Nos. 333-218163) (the “Offering”). The distribution to AAA unitholders was based on a ratio of 0.141063345 Athene Shares per AAA unit, rounded down to the nearest whole Athene Share to be received by AAA unitholders. In total, 10,767,217 Athene Shares were distributed to AAA unitholders, of which 5,611,396 were sold in the Offering and 5,155,821 were distributed to AAA unitholders and not sold in the Offering. In addition, in connection with the pricing of the Offering, AAA Investments, L.P., a direct subsidiary of AAA, distributed 849,581 Athene Shares to AAA Associates, L.P., the general partner of AAA Investments, L.P., in respect of carried interest and general partnership interest in connection with the distribution by AAA Investments, L.P. to AAA of Athene Shares to complete the AAA Distribution. Of the 849,581 Athene Shares distributed to AAA Associates, L.P., 844,164 were sold in the Offering.
Closing of the Offering
On June 12, 2017, the Offering successfully closed pursuant to an Underwriting Agreement, dated June 6, 2017 (the “Underwriting Agreement”), by and between the Company and Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth therein (the “Underwriters”), resulting in the sale by the selling shareholders named in the Registration Statements of 18,630,000 Class A common shares of the Company ("Class A Shares"), including 2,430,000 Class A Shares sold as a result of the exercise of the Underwriters’ option to purchase additional Class A Shares pursuant to the Underwriting Agreement.
Athene Shares Eligible for Future Sale Schedule
After giving effect to the Offering (including the exercise of the Underwriters’ option to purchase additional Class A Shares pursuant to the Underwriting Agreement), approximately 7,243,516, 34,291,812, 52,451,541 and 15,652,409 Class A Shares will be eligible for future sale on July 21, 2017, December 8, 2017, March 3, 2018 and December 8, 2018, respectively. Of these Class A Shares, approximately 3,304,412, 28,050,666, 44,808,003 and 15,652,409 are held by our officers, directors, employees or shareholders holding 5% or more of our outstanding common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: June 12, 2017	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal